UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2020

Fovea Jewelry Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

000-56156

(Commission File Number)

95-4202424

(IRS Employer Identification No.)

Room 403, 4/F, Phase 1 Austin Tower

22-26A Austin Avenue

Tsim Sha Tsui, Hong Kong

(Address of principal executive offices)(Zip Code)

+852 6847 6812

Registrant’s telephone number, including area code

_________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Effective October 19, 2020, Jianmin Zhang resigned as President and Chief Executive Officer, Secretary, Treasurer and a director of Fovea Jewelry Holdings, Ltd, a Wyoming corporation (“Company”).  There were no disagreements between Mr. Zhang and the Company that caused his resignation.

On October 19, 2020, Thomson Lee was appointed as President, Chief Executive Officer, Secretary, and Treasurer and a Director of the Company.  Mr. Lee is currently the sole director and officer of the Company.

Mr. Lee, age 65, has served as Project Director at Yorkshire Capital Ltd. since 2005.  He has also served as a director at The Link Group, Inc., whose common stock is quoted on the Pink tier of the OTC Markets Group, Inc.  Mr. Lee obtained a BSc from McMaster University, Ontario, Canada, in 1979.  Mr. Lee’s prior business experience led to our conclusion that Mr. Leung should be serving as a member of our Board of Directors in light of our business and structure.  Mr. Lee is not a party to any agreement, arrangement or understanding with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fovea Jewelry Holdings, Ltd.

Date: October 21, 2020	By:	/s/ Thomson Lee
	Name:	Thomson Lee
	Title:	Chief Executive Officer

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